Exhibit 99.1

ASCENA RETAIL GROUP REACHES COMPREHENSIVE RESTRUCTURING AGREEMENT TO
STRENGTHEN FINANCIAL POSITION

Restructuring Support Agreement Supported by Over 68% of Secured Term Lenders; Files Voluntary Chapter 11
Petitions to Implement Financial Restructuring Plan

COVID-19 Pandemic Disrupted Meaningful Progress Underway to Optimize Balance Sheet and Accelerated Need for
Proactive, Strategic Step Forward to Protect the Business for All Stakeholders

Talented Leadership Team Established Over the Past Year Remains Focused on
Driving Sustainable Growth and Profitability

Ann Taylor, LOFT, Lane Bryant, Justice and Lou & Grey Continuing to Serve Customers; Company to Close All
Catherines Stores and Enters Into Asset Purchase Agreement to Sell Catherines’ Intellectual Property Assets

Secures $150 Million in New Money Term Loan

MAHWAH, N.J., July 23, 2020 – ascena retail group, inc. (Nasdaq: ASNA) and certain of its subsidiaries (collectively, “ascena” or the “Company”) today announced that it has entered into a restructuring support agreement (“RSA”) with over 68% of its secured term lenders. The RSA contemplates agreed-upon terms for a pre-arranged financial restructuring plan (the “Plan”) that is expected to significantly reduce ascena’s debt by approximately $1 billion and provide increased financial flexibility to enable the Company to continue its focus on generating profitable growth and driving value for customers and stakeholders. To implement the terms of the RSA, the Company has filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the Eastern District of Virginia (the “Court”).

Throughout the restructuring process, the Company’s brands, including Ann Taylor, LOFT, Lane Bryant, Justice and Lou & Grey, will continue to provide customers with compelling fashion assortments and an exceptional shopping experience. Currently, the Company is operating with approximately 95% of its store base reopened and continues to serve customers in those stores and through its e-commerce brand websites. The Company will continue to prioritize the safety and well-being of its associates and customers as it continues to monitor the impact of COVID-19.

“The meaningful progress we have made driving sustainable growth, improving our operating margins and strengthening our financial foundation has been severely disrupted by the COVID-19 pandemic. As a result, we took a strategic step forward today to protect the future of the business for all of our stakeholders,” said Carrie Teffner, Interim Executive Chair of ascena. “The RSA formalizes our lenders’ overwhelming support for a comprehensive plan to deleverage our balance sheet, right-size our operations and inject new capital into the business. With the cash generated from our ongoing operations and the new money financing commitments we received from our lenders, we expect to have sufficient liquidity to meet our operational obligations during the court-supervised process. We expect to move through this process on an expedited timeframe as our talented leadership team, established over the last year, stays focused on generating profitable growth and driving value for customers and stakeholders.”

Gary Muto, Chief Executive Officer of ascena commented, “Ann Taylor, LOFT, Lane Bryant, Justice and Lou & Grey have incredibly loyal customers who are at the center of everything we do. These iconic brands have significant long-term potential and we continue to deliver on their mission to provide all women and girls with fashion and inspiration to live confidently every day. This comprehensive restructuring, as well as the actions we are taking to optimize our brand portfolio and store fleet, mark a new start for our company and will allow us to expand our customer-focused strategies across her mobile, online, and store experiences.”

Mr. Muto continued, “I am incredibly proud of the entire team for their commitment to serving our customers during what continues to be a challenging period for retail, our communities and our friends and families. We have a clear vision for our future and we will continue delivering meaningful experiences for our customers each and every day. We look forward to our continued partnerships with our valued vendors, landlords and other stakeholders as we emerge from Chapter 11, and this pandemic, as a stronger company.”

Optimization of Brand Portfolio and Store Fleet

As part of the balance sheet restructuring contemplated by the RSA, the Company will optimize its brand portfolio and strategically reduce its footprint with the closing of a significant number of Justice stores and a select number of Ann Taylor, LOFT, Lane Bryant and Lou & Grey stores. This includes the exit of all stores across brands in Canada, Puerto Rico and Mexico and the closure of all Catherines stores.

In addition, ascena has entered into an asset purchase agreement (the “Purchase Agreement”) with City Chic Collective Limited (“City Chic”) to sell the Catherines intellectual property assets and to transition its e-commerce business to a subsidiary of City Chic. The Company intends to conduct the sale process pursuant to Section 363 of the Bankruptcy Code. Accordingly, City Chic will serve as the “stalking horse bidder” in a court-supervised auction process and the Purchase Agreement is subject to higher and better offers, among other conditions.

The Company will continue to operate its Ann Taylor, LOFT, Lane Bryant, Justice and Lou & Grey brands through a reduced number of retail stores and online. The final number of store closings will be determined based on the ability of ascena and its landlords to reach agreement on sustainable lease structures. The Company believes the Plan is in the landlords’ long term interest and is hopeful and optimistic that its landlords will partner with the Company to keep as many stores open as possible. The optimization of ascena’s brand portfolio and store fleet will allow the Company to stabilize its financial position in the wake of the COVID-19 pandemic and move forward as a strong, profitable business.

Financing and Ongoing Operations

ascena has received commitments for $150 million in a new money term loan from its existing lenders. Following Court approval, this financing, combined with cash on hand and cash flow generated by the Company’s ongoing operations, is expected to be sufficient to meet ascena’s operational and restructuring needs. The new money term loan will be available during the pendency of the proceedings and will remain in place post emergence from Chapter 11.

The Company has filed various customary motions with the Court seeking several types of relief to allow ascena to meet necessary obligations and fulfill its duties during the restructuring process, including authority to continue payment of employee wages and benefits, honor certain customer and vendor commitments and otherwise manage its day-to-day operations as usual.

Additional Information

Additional resources for customers and other stakeholders, and other information on ascena’s financial restructuring, can be accessed by visiting the Company’s restructuring website at https://www.ascenaretail.com/restructuring/. Court filings and other documents related to the Chapter 11 process are available at http://cases.primeclerk.com/ascena, by calling the Company’s claims agent, Prime Clerk, toll-free at (877) 930-4319 (toll free) or (347) 899-4594 (international) or sending an email to ascenainfo@primeclerk.com.

Kirkland & Ellis LLP is serving as legal counsel to the Company and Alvarez and Marsal Holdings, LLC is serving as restructuring advisor. Guggenheim Securities, LLC is serving as the Company’s financial advisor.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range," or similar words. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain approval from the Court with respect to motions or other requests made to the Court throughout the course of the Chapter 11 petitions (the “Chapter 11 Cases”), including with respect to any proposed debtor-in-possession financing; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell the Company merchandise on a timely basis or at all; the Company’s ability to attract, motivate and retain key executives and other personnel; risks associated with the COVID-19 pandemic (including any resurgence) and actions we have taken in response thereto; general economic conditions that adversely impact consumer spending; disruptions at ports used to import the Company’s products; increases in the price of raw materials, labor or energy and transportation costs; the Company’s ability to anticipate and respond to changing fashion trends and customer preferences in a timely manner; the Company’s ability to maintain its brand image; the impact of cost reduction initiatives; the Company’s ability to successfully achieve its business strategies; and changes in U.S. trade policies and trade restrictions, as well as other factors described in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that its projected results expressed or implied will not be achieved.

About ascena retail group, inc.

ascena retail group, Inc. (Nasdaq: ASNA) is a national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Plus Fashion segment (Lane Bryant, Catherines and Cacique) and for tween girls under the Kids Fashion segment (Justice). ascena retail group, Inc. through its retail brands operates ecommerce websites and approximately 2,800 stores throughout the United States, Canada, and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, louandgrey.com, lanebryant.com, Catherines.com, and shopjustice.com.

CONTACT

For investors:	For media:
ICR Inc.	ascena retail group, inc.
Jean Fontana	Shawn Buchanan
Managing Director	Corporate Communications
(646) 277-1214	(212) 541-3418
Jean.Fontana@icrinc.com	Shawn_buchanan@ascenaretail.com

OR

Joele Frank, Wilkinson Brimmer Katcher Meaghan Repko / Leigh Parrish / Dan Moore 212-355-4449